White & Case LLP 5 Old Broad Street London EC2N 1DW EMEA 161875034 Dated ________ June 2026 USD 500,000,000 Revolving Facility Agreement Harmony Gold Mining Company Limited as Parent and Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division as Agent and Sustainability Agent Execution Version 19 Table of Contents Page EMEA 161875034 (i) 1. Definitions and Interpretation .................................................................................................... 2 2. USD Revolving Facility ............................................................................................................. 6 3. Conditions of Utilisation ............................................................................................................ 6 4. Utilisation ................................................................................................................................... 6 5. Repayment ................................................................................................................................. 7 6. Prepayment .............................................................................................................................. 12 7. Interest ..................................................................................................................................... 12 8. Interest Periods ........................................................................................................................ 12 9. Changes to the Calculation of Interest ..................................................................................... 13 10. Fees .......................................................................................................................................... 15 11. Changes to Term Reference Rate ............................................................................................ 16 12. Governing Law ........................................................................................................................ 19 13. Jurisdiction of English Courts .................................................................................................. 19 Schedule 1 Original USD Revolving Facility Lenders .............................................................. 20 Schedule 2 Form of Utilisation Request ..................................................................................... 22 Schedule 3 Timetables .................................................................................................................. 23 Schedule 4 Reference Rate Terms ............................................................................................... 24 Schedule 5 Form of Extension Documents ................................................................................. 28 Part 1 Form of Extension Request ......................................................................................... 28 Part 2 Form of Extension Acceptance Notice ....................................................................... 29 EMEA 161875034 This Agreement is dated ________ June 2026 and made: Between: (1) Harmony Gold Mining Company Limited, a public company incorporated in accordance with the laws of South Africa under registration number 1950/038232/06, as parent (the “Parent”); (2) The Financial Institutions listed in Schedule 1 (Original USD Revolving Facility Lenders) as original lenders (the “Original USD Revolving Facility Lenders”); (3) Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division as sustainability agent of the other Finance Parties (the “Sustainability Agent”); and (4) Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division as agent of the other Finance Parties (the “Agent”). It is agreed: 1. Definitions and Interpretation 1.1 Definitions In this Agreement: “Additional Business Day” means any day specified as such in the Reference Rate Terms. “Availability Period” has the meaning given to that term in the Common Terms Agreement. “Break Costs” means any amount specified as such in the Reference Rate Terms. “Business Day” has the meaning given to that term in the Common Terms Agreement. “Central Bank Rate” has the meaning given to that term in the Reference Rate Terms. “Central Bank Rate Adjustment” has the meaning given to that term in the Reference Rate Terms. “Central Bank Rate Spread” has the meaning given to that term in the Reference Rate Terms. “Common Terms Agreement” means the common terms agreement originally dated on or about the Signature Date (as amended or amended and restated from time to time) between, amongst others, the Parent and the Agent. “Extended Repayment Date” means either the First Extended Repayment Date or the Second Extended Repayment Date. “Fallback Interest Period” means in relation to a Primary Term Rate Loan, the period specified as such in the Reference Rate Terms. “Final Repayment Date” means the Initial Repayment Date or, if extended in accordance with Clause 5.2 (Extension Option), the Extended Repayment Date (as appropriate). “First Extended Repayment Date” means the date falling 1 (one) year after the Initial Repayment Date. “Funding Rate” means any individual rate notified by a USD Revolving Facility Lender to the Agent pursuant to Clause 9.3(a)(ii) (Cost of Funds). 19 EMEA 161875034 3 “Historic Primary Term Rate” means, in relation to any Primary Term Rate Loan, the most recent applicable Primary Term Rate for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than three (3) Business Days before the Quotation Day. “Initial Repayment Date” means the date falling on the third anniversary date of Financial Close. “Interest Payment” means the aggregate amount of interest that is, or is scheduled to become, payable under this Agreement. “Interest Payment Date” means the last day of each Interest Period. “Interest Period” means, in relation to each USD Revolving Facility Loan, each period determined in accordance with Clause 8 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 10.7 (Default Interest) of the Common Terms Agreement. “Interpolated Historic Primary Term Rate” means, in relation to any Primary Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between: (a) either: (i) the most recent applicable Primary Term Rate (as of a day which is no more than three (3) Business Days before the Quotation Day) for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that USD Revolving Facility Loan; or (ii) if no such Primary Term Rate is available for a period which is less than the Interest Period of that Loan, the most recent applicable Overnight Rate (if any) for a day which is: (A) no more than three (3) Business Days before the Quotation Day; and (B) no later than the Overnight Reference Day; and (b) the most recent applicable Primary Term Rate (as of a day which is no more than three (3) Business Days before the Quotation Day) for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that USD Revolving Facility Loan. “Interpolated Primary Term Rate” means, in relation to any Primary Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between: (a) either: (i) the applicable Primary Term Rate (as of the Quotation Time) for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that USD Revolving Facility Loan; or (ii) if no such Primary Term Rate is available for a period which is less than the Interest Period of that USD Revolving Facility Loan, the applicable Overnight Rate (if any) for the Overnight Reference Day; and (b) the applicable Primary Term Rate (as of the Quotation Time) for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan.

EMEA 161875034 4 “Majority USD Revolving Facility Lenders” has the meaning given to that term in the Common Terms Agreement. “Margin” means 2.20% (two point two zero per cent) per annum, subject to adjustment in accordance with the provisions of clause 10.4 (Adjustment of Sustainability Linked Facility Margin – Sustainability KPI Reports) and clause 10.5 (KPI Change) of the Common Terms Agreement. “Market Disruption Rate” means the rate (if any) specified as such in the Reference Rate Terms. “Month” has the meaning given to that term in the Common Terms Agreement. “Overnight Rate” means the rate (if any) specified as such in the Reference Rate Terms. “Overnight Reference Day” means the day (if any) specified as such in the Reference Rate Terms. “Party” means a party to this Agreement. “Primary Term Rate” means the rate specified as such in the Reference Rate Terms. “Primary Term Rate Loan” means any USD Revolving Facility Loan. “Quotation Day” means the day specified as such in the Reference Rate Terms. “Quotation Time” means the relevant time (if any) specified as such in the Reference Rate Terms. “Quoted Tenor” has the meaning given to that term in the Common Terms Agreement. “Reference Rate Supplement” means a document which: (a) is agreed in writing by the Parent, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority USD Revolving Facility Lenders); (b) specifies the relevant terms which are expressed in this Agreement to be determined by reference to the Reference Rate Terms; and (c) has been made available to the Parent and each USD Revolving Facility Lender. “Reference Rate Terms” means the terms set out in Schedule 4 (Reference Rate Terms) or in any Reference Rate Supplement. “Relevant Market” means the market specified as such in the Reference Rate Terms. “Reporting Day” means the day (if any) specified as such in the Reference Rate Terms. “Reporting Time” means the relevant time as specified in the Reference Rate Terms. “Rollover Loan” means one or more USD Revolving Facility Loans: (a) made or to be made on the same day that a maturing USD Revolving Facility Loan is due to be repaid; (b) the aggregate amount of which is equal to or less than the amount of the maturing USD Revolving Facility Loan; and (c) made or to be made to the Parent for the purpose of refinancing a maturing USD Revolving Facility Loan. EMEA 161875034 5 “Second Extended Repayment Date” means the date falling 1 (one) year after the First Extended Repayment Date. “Signature Date” has the meaning given to that term in the Common Terms Agreement. “Specified Time” means a time determined in accordance with Schedule 3 (Timetables). “Term Reference Rate” means, in relation to a Primary Term Rate Loan, the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Primary Term Rate Loan or as otherwise determined pursuant to Clause 9.1 (Interest calculation if no Primary Term Rate), or if that rate is less than zero, the Term Reference Rate shall be deemed to be zero. “USD Revolving Facility” has the meaning given to that term in the Common Terms Agreement. “USD Revolving Facility Loan” has the meaning given to that term in the Common Terms Agreement. “Utilisation” has the meaning given to that term in the Common Terms Agreement. “Utilisation Fee” has the meaning given to that term in Clause 10.2 (Utilisation Fee). “Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Form of Utilisation Request). 1.2 Construction (a) A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (i) any replacement page of that information service which displays that rate; and (ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Parent. (b) A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. (c) The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (d) Any Reference Rate Supplement overrides anything in: (i) Schedule 4 (Reference Rate Terms); or (ii) any earlier Reference Rate Supplement. 1.3 Common Terms Agreement (a) Terms used (but not otherwise defined) in this Agreement have the meaning given to them in the Common Terms Agreement. (b) The provisions of clause 1 (Definitions and Interpretation) of the Common Terms Agreement apply to this Agreement as if set out in this Agreement in full. EMEA 161875034 6 (c) This Agreement and the rights and obligations of the Parties shall in all respects be subject to the terms and conditions of the Common Terms Agreement but, in the event of any conflict between the provisions of this Agreement and the provisions of the Common Terms Agreement, the provisions of this Agreement shall prevail. 2. USD Revolving Facility (a) Subject to the terms of this Agreement and the Common Terms Agreement, the USD Revolving Facility Lenders agree to make available to the Parent the USD Revolving Facility in an amount equal to the Total USD Revolving Facility Commitments. (b) The Parent shall apply all amounts borrowed by it under the USD Revolving Facility for the purpose set out in clause 3.1(a) (Purpose) of the Common Terms Agreement. 3. Conditions of Utilisation Subject to clause 4.1 (Initial Conditions Precedent) of the Common Terms Agreement, the USD Revolving Facility Lenders will only be obliged to comply with Clause 4.4 (Lenders’ Participation) in relation to any Utilisation if on the date of the Utilisation Request and on the proposed Utilisation Date the conditions set out in clause 4.2 (Further Conditions Precedent) of the Common Terms Agreement are satisfied. 4. Utilisation 4.1 Delivery of a Utilisation Request The Parent may utilise the USD Revolving Facility by delivery to the Agent of a duly completed Utilisation Request by no later than the Specified Time. 4.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day within the Availability Period; (ii) the currency and amount of the Utilisation comply with Clause 4.3 (Currency and Amount); and (iii) the proposed Interest Period complies with Clause 8 (Interest Periods). (b) Only one (1) USD Revolving Facility Loan may be requested in each Utilisation Request. (c) A maximum of two (2) Utilisation Requests may be delivered in any calendar Month during the Availability Period. (d) The Parent may not deliver a Utilisation Request if as a result of the proposed Utilisation the number of USD Revolving Facility Loans outstanding would not comply with clause 4.3 (Maximum Number of Loans) of the Common Terms Agreement. 4.3 Currency and Amount (a) The currency specified in a Utilisation Request must be USD. EMEA 161875034 7 (b) The amount of the proposed Utilisation must be a minimum of USD 25 000 000 (twenty-five million United States Dollars) or, if less, the Available Facility. 4.4 Lenders’ Participation (a) If the conditions set out in this Agreement have been met, and subject to Clause 5.1 (Repayment of USD Revolving Facility Loans), each USD Revolving Facility Lender shall make its participation in each USD Revolving Facility Loan available to the Agent by the Utilisation Date through its Facility Office. (b) The amount of each USD Revolving Facility Lender’s participation in each USD Revolving Facility Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the USD Revolving Facility Loan. (c) The Agent shall notify each USD Revolving Facility Lender of the amount of each USD Revolving Facility Loan, the amount of its participation in that USD Revolving Facility Loan and if different, the amount of that participation to be made available in accordance with clause 32.1 (Payments to the Agent) of the Common Terms Agreement, in each case by the Specified Time. 4.5 Cancellation of Commitment The USD Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period in accordance with the terms of clause 5.2 (Cancellation of Commitment) of the Common Terms Agreement. 5. Repayment 5.1 Repayment of USD Revolving Facility Loans (a) Subject to paragraph (b) below and Clause 6 (Prepayment), the Parent shall repay each USD Revolving Facility Loan on the last day of its Interest Period. (b) Without prejudice to the Parent’s obligation under paragraph (a) above, if: (i) one or more USD Revolving Facility Loans are to be made available to it: (A) on the same day that a maturing USD Revolving Facility Loan is due to be repaid by it; and (B) in whole or in part for the purpose of refinancing the maturing USD Revolving Facility Loan; and (ii) the proportion borne by each USD Revolving Facility Lender’s participation in the maturing USD Revolving Facility Loan to the amount of that maturing USD Revolving Facility Loan is the same as the proportion borne by that USD Revolving Facility Lender’s participation in the new USD Revolving Facility Loans to the aggregate amount of those new USD Revolving Facility Loans, the aggregate amount of the new USD Revolving Facility Loans shall, unless the Parent notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing USD Revolving Facility Loan so that: (C) if the amount of the maturing USD Revolving Facility Loan exceeds the aggregate amount of the new USD Revolving Facility Loans:

EMEA 161875034 8 (1) the Parent will only be required to make a payment under clause 32.1 (Payments to the Agent) of the Common Terms Agreement in an amount in USD equal to that excess; and (2) each USD Revolving Facility Lender’s participation in the new USD Revolving Facility Loans shall be treated as having been made available and applied by the Parent in or towards repayment of that USD Revolving Facility Lender’s participation in the maturing USD Revolving Facility Loan and that USD Revolving Facility Lender will not be required to make a payment under clause 32.1 (Payments to the Agent) of the Common Terms Agreement in respect of its participation in the new USD Revolving Facility Loan; and (D) if the amount of the maturing USD Revolving Facility Loan is equal to or less than the aggregate amount of the new USD Revolving Facility Loan: (1) the Parent will not be required to make a payment under clause 32.1 (Payments to the Agent) of the Common Terms Agreement; and (2) each USD Revolving Facility Lender will be required to make a payment under clause 32.1 (Payments to the Agent) of the Common Terms Agreement in respect of its participation in the new USD Revolving Facility Loans only to the extent that its participation in the new USD Revolving Facility Loans exceeds that USD Revolving Facility Lender’s participation in the maturing USD Revolving Facility Loan and the remainder of that USD Revolving Facility Lender’s participation in the new USD Revolving Facility Loans shall be treated as having been made available and applied by the Parent in or towards repayment of that USD Revolving Facility Lender’s participation in the maturing USD Revolving Facility Loan. (c) The Parent may, subject to Clause 4 (Utilisation) re-borrow any part of the USD Revolving Facility Loan which is repaid. 5.2 Extension Option (a) The Parent may, by giving notice to the Agent substantially in the form set out in Part 1 of Schedule 5 (Form of Extension Documents), (the “Extension Request”): (i) not less than one hundred (100) days and not more than one hundred and twenty (120) days before the first anniversary of Financial Close, request that the Initial Repayment Date be extended to the First Extended Repayment Date; and (ii) not less than one hundred (100) days and not more than one hundred and twenty (120) days before the second anniversary of Financial Close, request that the First Extended Repayment Date be extended to the Second Extended Repayment Date. (b) The Agent shall promptly, and in any event by no later than two (2) Business Days following receipt of an Extension Request, notify the USD Revolving Facility Lenders of the receipt of an Extension Request. EMEA 161875034 9 (c) Each USD Revolving Facility Lender shall notify the Agent and the Parent of its decision whether or not to consent to the Extension Request within twenty (20) Business Days of the Agent notifying the USD Revolving Facility Lender of the Extension Request (the “Extension Request End Date”). A USD Revolving Facility Lender who has consented to the Extension Request (the “Extending Lender”), shall deliver a written notice to the Agent substantially in the form set out in Part 2 of Schedule 5 (Form of Extension Documents) (the “Extension Acceptance Notice”). If a USD Revolving Facility Lender has not delivered an Extension Acceptance Notice on or before the Extension Request End Date, it shall be deemed to have not consented to the Extension Request (together with a USD Revolving Facility Lender who has explicitly not consented to an Extension Request, the “Non-Extending Lenders”). (d) Each Non-Extending Lender shall, on the Business Day immediately following the Extension Request End Date, be deemed to have offered all (and not part) of its Available Commitment under the USD Revolving Facility and the outstanding principal amount of such Non-Extending Lender’s participation in the outstanding USD Revolving Facility Loans (together with all of its rights and obligations under the Finance Documents) pro rata to each Extending Lender in accordance with paragraph (e) below. The Agent shall notify all Extending Lenders of such offer by delivering a notice (the “Lender Replacement Notice”) within two (2) Business Days of such date. The offer made pursuant to this paragraph (d) shall immediately lapse at the end of the Business Day immediately preceding the commencement of the Replacement Lender Offer Period (as defined below). (e) An Extending Lender may, within fifteen (15) Business Days of receipt of a Lender Replacement Notice (the “Replacement Notice End Date”) deliver an additional Extension Acceptance Notice substantially in the form set out in Part 2 of Schedule 5 (Form of Extension Documents) to the Agent and the Parent confirming its willingness to assume (i) its pro rata share of each Non-Extending Lender’s Available Commitment under the USD Revolving Facility and the outstanding principal amount of such Non-Extending Lender’s participation in the outstanding USD Revolving Facility Loans and (ii) all the related rights and obligations of each Non-Extending Lender (the “Initial Pro Rata Participation”) for a purchase price payable in cash, at par, and at the time of transfer in an amount equal to its pro rata share of the outstanding principal amount of such Non-Extending Lender’s participation in the outstanding USD Revolving Facility Loans and all accrued interest, Break Costs and any other amounts payable in relation thereto in accordance with the terms of the Finance Documents. (f) If an Extending Lender has not notified the Agent and the Parent in writing of its consent to the Initial Pro Rata Participation on or before the Replacement Notice End Date in accordance with paragraph (e) above, such Extending Lender shall be deemed to have declined its Initial Pro Rata Participation. (g) An Extending Lender may, in its additional Extension Acceptance Notice, indicate whether it wishes to assume, in addition to its Initial Pro Rata Participation, any additional Non-Extending Lender’s Available Commitment under the USD Revolving Facility and the outstanding principal amount of such Non-Extending Lender’s participation in the outstanding USD Revolving Facility Loans (the “Participation Headroom”). (h) If an Extending Lender has declined or is deemed to have declined: (i) its Initial Pro Rata Participation, the Agent shall notify the other Extending Lenders within two (2) Business Days of the Replacement Notice End Date and each such other Extending Lender may deliver a further Extension EMEA 161875034 10 Acceptance Notice within three (3) Business Days of notice, confirming its willingness to assume its pro rata share of that Initial Pro Rata Participation (the “Additional Pro Rata Participation”). If an Extending Lender has not delivered a further Extension Acceptance Notice on or before such date, it shall be deemed to have declined its Additional Pro Rata Participation; or (ii) its Additional Pro Rata Participation, any other Extending Lender which has provided its Participation Headroom shall, within three (3) Business Days of such event occurring, assume either (i) an amount not exceeding its Participation Headroom or (ii) such other amount (not exceeding the Additional Pro Rata Participation) as notified by the Parent to the Agent (in the event that more than one Extending Lender has provided its Participation Headroom and such amount exceeds the Additional Pro Rata Participation), in each case, for a purchase price payable in cash, at par, and at the time of transfer in an amount equal to its pro rata share of the outstanding principal amount of such Additional Pro Rata Participation or Participation Headroom (as applicable) and all accrued interest, Break Costs and any other amounts payable in relation thereto in accordance with the terms of the Finance Documents. (i) If, following the process set out in paragraph (h) above, any Non-Extending Lender’s Available Commitment under the USD Revolving Facility and the outstanding principal amount of such Non-Extending Lender’s participation in the outstanding USD Revolving Facility Loans remains available, the Parent may, within twenty (20) Business Days (the “Replacement Lender Offer Period”), replace a Non-Extending Lender by requiring such Non-Extending Lender to (and, to the extent permitted by law, such Non-Extending Lender shall) transfer to: (i) an Extending Lender or an Affiliate or Related Fund of that Extending Lender; or (ii) subject to the consent of the Extending Lenders (which consent shall not be unreasonably withheld or delayed), any other bank or financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (an “Alternative Institution”), (each such Extending Lender, Affiliate or Related Fund or Alternative Institution, an “Extending Replacement Lender”), for a purchase price payable in cash, at par, and at the time of transfer in an amount equal to the outstanding principal amount of such Non-Extending Lender’s participation in the outstanding USD Revolving Facility Loan and all accrued interest, Break Costs and other amounts payable in relation thereto in accordance with the terms of the Finance Documents. (j) If at the end of the Replacement Lender Offer Period, Available Commitments under the USD Revolving Facility and participation in the outstanding USD Revolving Facility Loans of the Non-Extending Lenders, in an aggregate amount not exceeding USD 25,000,000, have not been transferred to an Extending Replacement Lender, the Parent may, within two (2) Business Days after the end of the Replacement Lender Offer Period notify the Agent of cancellation of such Non-Extending Lender USD Revolving Facility Commitment and its intention to procure the repayment of those Non-Extending Lender’s participation in the USD Revolving Facility Loan (together with all accrued interest, Break Costs and other amounts payable in relation thereto in accordance with the terms of the Finance Documents). (k) On receipt of such a notice of cancellation, the USD Revolving Facility Commitment of those Non-Extending Lenders shall immediately be reduced to zero and the Parent EMEA 161875034 11 shall repay those Non-Extending Lenders’ participation in the USD Revolving Facility Loans in accordance with paragraph (j) above by no later than the date falling three (3) Business Days prior to the Initial Repayment Date (the “Permitted Non-Extending Lender Repayment”). (l) The replacement of a Non-Extending Lender pursuant to paragraphs (d) to (j) above shall be subject to the following conditions: (i) such transfer shall be effected pursuant to clause 26 (Changes to the Lenders) of the Common Terms Agreement; (ii) no USD Revolving Facility Lender shall have any obligation to find an Extending Replacement Lender; (iii) under no circumstances shall the Non-Extending Lender be required to pay or surrender to such Extending Replacement Lender any of the fees received by such Non-Extending Lender pursuant to the Finance Documents; and (iv) the Non-Extending Lender shall only be obliged to transfer its rights and obligations pursuant to paragraphs (d) to (j) above once the Agent has confirmed that it is satisfied that such transferee has complied with all necessary “know your customer” or other similar checks in accordance with clause 21.11 (“Know Your Customer” Checks) of the Common Terms Agreement. (m) If following the completion of the extension options set out in paragraphs (a) to (l) above: (i) the Parent has either: (A) received Extension Acceptance Notices from all the USD Revolving Facility Lenders; or (B) replaced all Non-Extending Lenders with an Extending Replacement Lender; or (C) effected a Permitted Non-Extending Lender Repayment, each USD Revolving Facility Lender’s Available Commitment under the USD Revolving Facility and its participation in all outstanding USD Revolving Facility Loans shall be extended to the Extended Repayment Date; or (ii) the Available Commitment under the USD Revolving Facility and participation in all outstanding USD Revolving Facility Loans of a Non- Extending Lender have not been transferred to an Extending Replacement Lender or the Parent has been unable to effect a Permitted Non-Extending Lender Repayment, each USD Revolving Facility Lender’s: (A) Available Commitment under the USD Revolving Facility shall be reduced to zero and cancelled; and (B) participation in all outstanding USD Revolving Facility Loans shall be repaid together with all accrued interest, Break Costs and any other amounts payable in relation thereto in accordance with the terms of the Finance Documents, in each case, on the Initial Repayment Date or the First Extended Repayment Date, as applicable.

EMEA 161875034 12 6. Prepayment 6.1 Mandatory Prepayment The Parent shall be obliged to mandatorily prepay each USD Revolving Facility Loan made to it in accordance with the terms of clause 8 (Mandatory Prepayment and Cancellation) of the Common Terms Agreement. 6.2 Voluntary Prepayment (a) The Parent may voluntarily prepay the whole or any part of a USD Revolving Facility Utilisation made to it in accordance with the terms of clause 7.3 (Voluntary Prepayment of USD Revolving Facility Utilisations, ZAR Revolving Facility Utilisations and AUD Revolving Facility Utilisations) of the Common Terms Agreement. (b) The Parent may, subject to Clause 4 (Utilisation), re-borrow any part of the USD Revolving Facility which is prepaid in accordance with this Clause 6.2. 7. Interest 7.1 Calculation of Interest The rate of interest on each USD Revolving Facility Loan for each Interest Period is the percentage rate per annum which is the aggregate of: (a) the Margin; and (b) the Term Reference Rate. 7.2 Payment of Interest The Parent shall, subject to clause 10.7 (Default Interest) of the Common Terms Agreement, pay accrued interest on each USD Revolving Facility Loan on each Interest Payment Date. 7.3 Notification of Rates of Interest (a) The Agent shall promptly notify the USD Revolving Facility Lenders and the Parent of the determination of a rate of interest under this Agreement. (b) The Agent shall promptly notify the Parent of each Funding Rate relating to a USD Revolving Facility Loan. (c) This Clause 7.3 shall not require the Agent to make any notification to any Party on a day which is not a Business Day. 8. Interest Periods 8.1 Selection of Interest Periods (a) The Parent shall select an Interest Period for a USD Revolving Facility Loan in the Utilisation Request for that USD Revolving Facility Loan. (b) If the Parent fails to select an Interest Period in the Utilisation Request in accordance with paragraph (a) above, the relevant Interest Period will be three (3) Months. (c) Subject to this Clause 8 (Interest Periods), the Parent may select an Interest Period of one (1), three (3) or six (6) Months (or, if within one (1) Month of the Final Repayment Date, the period from such date to the Final Repayment Date) in the Utilisation Request (or such other period as may be agreed between the Parent and the Agent (acting on the EMEA 161875034 13 instructions of all the USD Revolving Facility Lenders), provided that such other period shall not be longer than six (6) Months). (d) An Interest Period for a USD Revolving Facility Loan shall not extend beyond the Final Repayment Date. (e) Each Interest Period for a USD Revolving Facility Loan shall start on the Utilisation Date of that USD Revolving Facility Loan. The Parent may specify in the relevant Utilisation Request that the Interest Period for a USD Revolving Facility Loan shall end on the same date as one (1) or more USD Revolving Facility Loans made to the Parent prior to the date of that Utilisation Request. (f) Each USD Revolving Facility Loan has one Interest Period only. (g) Subject to this Clause 8 (Interest Periods), the Parent may select a different Interest Period for a Rollover Loan than the Interest Period of the USD Revolving Facility Loan being refinanced by that Rollover Loan in the Utilisation Request delivered for that Rollover Loan. 8.2 Non-Business Days Any rules specified as “Business Day Conventions” in the Reference Rate Terms shall apply to each Interest Period. 8.3 Consolidation of USD Revolving Facility Loans If two (2) or more USD Revolving Facility Loans have Interest Periods which end on the same date, those USD Revolving Facility Loans will be consolidated into, and treated as, a single USD Revolving Facility Loan on the last day of the Interest Period. 9. Changes to the Calculation of Interest 9.1 Interest calculation if no Primary Term Rate (a) Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Primary Term Rate Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Loan. (b) Shortened Interest Period: If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate, the Interest Period of the USD Revolving Facility Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Term Reference Rate shall be determined pursuant to the definition of “Term Reference Rate”. (c) Shortened Interest Period and Historic Primary Term Rate: If paragraph (b) above applies but no Primary Term Rate is available for the Interest Period of that USD Revolving Facility Loan and it is not possible to calculate the Interpolated Primary Term Rate, the applicable Term Reference Rate shall be the Historic Primary Term Rate for that USD Revolving Facility Loan. (d) Shortened Interest Period and Interpolated Historic Primary Term Rate: If paragraph (c) above applies but no Historic Primary Term Rate is available for the Interest Period of the USD Revolving Facility Loan, the applicable Term Reference Rate shall be the Interpolated Historic Primary Term Rate for a period equal in length to the Interest Period of that USD Revolving Facility Loan. EMEA 161875034 14 (e) Fixed Central Bank Rate: if “fixed Central Bank Rate will apply as a fallback” is specified in the Reference Rate Terms for that USD Revolving Facility Loan, the Interest Period of that USD Revolving Facility Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Term Reference Rate shall be: (i) the percentage rate per annum which is the aggregate of: (A) the Central Bank Rate for the Quotation Day; and (B) any applicable Central Bank Rate Adjustment; or (ii) if the Central Bank Rate for the Quotation Day is not available, the percentage rate per annum which is the aggregate of: (A) the most recent Central Bank Rate for a day which is no more than five (5) Additional Business Days before the Quotation Day; and (B) any applicable Central Bank Rate Adjustment. (f) Cost of funds: if paragraph (e) above applies but there is no applicable Central Bank Rate then if “Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that USD Revolving Facility Loan, Clause 9.3 (Cost of Funds) shall apply to that USD Revolving Facility Loan for that Interest Period. 9.2 Market Disruption If: (a) a Market Disruption Rate is specified in the Reference Rate Terms for a USD Revolving Facility Loan; and (b) before the Reporting Time for that USD Revolving Facility Loan the Agent receives notifications from a USD Revolving Facility Lender or USD Revolving Facility Lenders (whose participations in that USD Revolving Facility Loan exceed 35 per cent. (35%) of that USD Revolving Facility Loan) that its cost of funds relating to its participation in that USD Revolving Facility Loan would be in excess of that Market Disruption Rate, then Clause 9.3 (Cost of Funds) shall apply to that USD Revolving Facility Loan for the relevant Interest Period. 9.3 Cost of Funds (a) If this Clause 9.3 applies, Clause 7.1 (Calculation of Interest) shall not apply to that USD Revolving Facility Loan for that Interest Period and the rate of interest on that USD Revolving Facility Loan for that Interest Period shall be the percentage rate per annum which is the sum of: (i) the applicable Margin; and (ii) the weighted average of the rates notified to the Agent by each USD Revolving Facility Lender as soon as practicable and in any event by the Reporting Time for that USD Revolving Facility Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that USD Revolving Facility Loan. (b) If this Clause 9.3 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest. EMEA 161875034 15 (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the USD Revolving Facility Lenders and the Parent, be binding on all Parties. (d) If this Clause 9.3 applies pursuant to Clause 9.2 (Market Disruption) and: (i) a USD Revolving Facility Lender’s Funding Rate is less than the relevant Market Disruption Rate; or (ii) a USD Revolving Facility Lender does not notify a rate to the Agent by the Reporting Time, that USD Revolving Facility Lender’s cost of funds relating to its participation for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate. (e) Subject to paragraph (d) above, if this Clause 9.3 applies but any USD Revolving Facility Lender does not notify a rate to the Agent by the Reporting Time the rate of interest shall be calculated on the basis of the rates notified by the remaining USD Revolving Facility Lenders. (f) If this Clause 9.3 applies the Agent shall, as soon as is practicable, notify the Parent. 9.4 Break Costs (a) If an amount is specified as Break Costs in the Reference Rate Terms for a USD Revolving Facility Loan or Unpaid Sum, the Parent shall, within three (3) Business Days of demand by a USD Revolving Facility Lender or the Agent, pay to that USD Revolving Facility Lender its Break Costs (if any) attributable to all or any part of that USD Revolving Facility Loan or Unpaid Sum being paid by the Parent on a day prior to the last day of an Interest Period for that USD Revolving Facility Loan or Unpaid Sum. (b) Each USD Revolving Facility Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable. 10. Fees 10.1 Commitment Fee (a) The Parent shall pay (or procure there is paid) to the Agent (for the account of each USD Revolving Facility Lender) a commitment fee, exclusive of VAT which shall accrue on a daily basis, in dollars computed at a rate of thirty-five per cent. (35%) of the Margin on that USD Revolving Facility Lender’s Available Commitment for the Availability Period. (b) The accrued commitment fee is payable on the last day of each successive period of three (3) Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant USD Revolving Facility Lender’s Commitment at the time the cancellation is effective. (c) No commitment fee is payable to the Agent (for the account of a USD Revolving Facility Lender) on any Available Commitment of that USD Revolving Facility Lender for any day on which that USD Revolving Facility Lender is a Defaulting Lender.

EMEA 161875034 16 10.2 Utilisation Fee (a) Where the aggregate of the USD Revolving Facility Loans is equal to an amount that falls within the percentage range (being a percentage of the Total USD Revolving Facility Commitments) set out in the left column in the table below, the Parent shall pay (or procure there is paid) to the Agent (for the account of each USD Revolving Facility Lender) a utilisation fee (a “Utilisation Fee”) which shall be computed at a rate equal to the rate per annum set out opposite that percentage range in the right column in the table below on the aggregate of the USD Revolving Facility Loans. % of Total USD Revolving Facility Commitments Utilisation Fee Less than or equal to 33.33% 0.075% Greater than 33.33% but less than or equal to 66.67% 0.15% Greater than 66.67% 0.30% (b) Any Utilisation Fee shall be calculated on a daily basis and shall be payable quarterly in arrears on the last day of each successive period of three (3) Months, with the first of such periods commencing on Financial Close. 10.3 Extension Fee The Parent shall pay (or procure there is paid) to: (a) each Extending Lender, a fee computed at the percentage rate equal to 0.15 per cent. (0.15%) of each Extending Lender’s Available Commitment under the USD Revolving Facility and participation in all outstanding USD Revolving Facility Loans (excluding any Initial Pro Rata Participation, Additional Pro Rata Participation or Participation Headroom). Such fee is payable on the 3rd Business Day after the last date on which the extension options set out in paragraphs (a) to (l) of Clause 5.2 (Extension Option) have been completed in accordance with Clause 5.2(m)(i) (Extension Option); (b) each Extending Lender that has participated in respect of its Initial Pro Rata Participation, Additional Pro Rata Participation or Participation Headroom (as applicable), a participation fee in the amount and at the times agreed in a Fee Letter; and (c) each Alternative Institution that has become an Extending Replacement Lender, a participation fee in the amount and at the times agreed in a Fee Letter. 11. Changes to Term Reference Rate (a) Subject to paragraph (b) below and clause 38.3 (Other Exceptions) of the Common Terms Agreement, if a Published Rate Replacement Event has occurred in relation to any Published Rate for USD, any amendment or waiver which relates to: (i) providing for the use of a Replacement Reference Rate in place of that Published Rate; and (ii) (A) aligning any provision of this Agreement to the use of that Replacement Reference Rate; (B) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without EMEA 161875034 17 limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Reference Rate; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority USD Revolving Facility Lenders) and the Parent. (b) If any USD Revolving Facility Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within thirty (30) Business Days (or such longer time period in relation to any request which the Parent and the Agent may agree) of that request being made: (i) its USD Revolving Facility Commitment(s) shall not be included for the purpose of calculating the Total USD Revolving Facility Commitments under the USD Revolving Facility, when ascertaining whether any relevant percentage of Total USD Revolving Facility Commitments has been obtained to approve that request; and (ii) its status as a USD Revolving Facility Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of USD Revolving Facility Lenders has been obtained to approve that request. (c) In this Clause 11: “Published Rate” means: (a) the Primary Term Rate for any Quoted Tenor; or (b) an Overnight Rate. “Published Rate Replacement Event” means, in relation to a Published Rate: (a) the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority USD Revolving Facility Lenders and the Parent, materially changed; (b) (i) (A) the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial EMEA 161875034 18 body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate; (ii) the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate; (iii) the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; (iv) the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or (v) in the case of the Primary Term Rate for any Quoted Tenor for dollars, the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); or (c) the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority USD Revolving Facility Lenders and the Parent) temporary; or (ii) that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “Published Rate Contingency Period” in the Reference Rate Terms relating to that Published Rate; or (d) in the opinion of the Majority USD Revolving Facility Lenders and the Parent, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. “Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. “Replacement Reference Rate” means a reference rate which is: (a) formally designated, nominated or recommended as the replacement for a Published Rate by: (i) the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or (ii) any Relevant Nominating Body, EMEA 161875034 19 and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above; (b) in the opinion of the Majority USD Revolving Facility Lenders and the Parent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or (c) in the opinion of the Majority USD Revolving Facility Lenders and the Parent, an appropriate successor to a Published Rate. 12. Governing Law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 13. Jurisdiction of English Courts (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

EMEA 161875034 20 Schedule 1 Original USD Revolving Facility Lenders Name of Original USD Revolving Facility Lenders USD Revolving Facility Commitment (USD) Citibank, N.A., South Africa Branch 38,000,000 Nedbank Limited, London Branch 82,000,000 Bank of China Limited, Johannesburg Branch 20,000,000 Westpac Banking Corporation 20,000,000 Absa Bank Limited (acting through its Corporate and Investment Banking Division) 55,000,000 FirstRand Bank Limited (acting through its Rand Merchant Bank Division) 25,000,000 JPMorgan Chase Bank, N.A., London Branch 29,000,000 Bank of Montreal, London Branch 28,000,000 Goldman Sachs Bank USA 20,000,000 HSBC Bank Plc 20,000,000 The Standard Bank of South Africa Limited, Isle of Man Branch 29,000,000 Standard Chartered Bank (Singapore) Limited 29,000,000 EMEA 161875034 21 China Construction Bank Corporation, Johannesburg Branch 27,000,000 Royal Bank of Canada 19,000,000 ING Bank N.V. 15,000,000 Commonwealth Bank of Australia 6,000,000 Mizuho Bank Europe N.V. 38,000,000 TOTAL: 500,000,000 EMEA 161875034 22 Schedule 2 Form of Utilisation Request From: [Parent] To: [Agent] Dated [●] Dear Sirs Harmony Gold Mining Company Limited – USD 500,000,000 Revolving Facility Agreement dated [●] 2026 (the “Agreement”) 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a USD Revolving Facility Loan on the following terms: Facility to be utilised: USD Revolving Facility Proposed Utilisation Date: [●] (or, if that is not a Business Day, the next Business Day) Amount: USD [●] 3. We confirm that each condition specified in Clause 3 (Conditions of Utilisation) is satisfied on the date of this Utilisation Request. 4. [This USD Revolving Facility Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing USD Revolving Facility Loan] / The proceeds of this USD Revolving Facility Loan should be credited to [account].] 5. [The Interest Period for this USD Revolving Facility Loan is [1/3/6] Months.]/[The Interest Period for this USD Revolving Facility Loan is [1/3/6] Months and shall end on the same date as the Interest Period of the USD Revolving Facility Loan[s] made to the Parent [immediately] prior to the date of this Utilisation Request.] 6. This Utilisation Request is irrevocable. Yours faithfully _____________________________________ authorised signatory for [Parent] EMEA 161875034 23 Schedule 3 Timetables Delivery of a duly completed Utilisation Request (Clause 4.1 (Delivery of a Utilisation Request)) as of 11 a.m. Johannesburg time on the date which is five (5) Business Days prior to the proposed Utilisation Date Agent notifies the USD Revolving Facility Lenders of the USD Revolving Facility Loan in accordance with Clause 4.4 (Lenders’ Participation) as of 11 a.m. Johannesburg time on the date which is three (3) Business Days prior to the proposed Utilisation Date

EMEA 161875034 24 Schedule 4 Reference Rate Terms Currency: Dollars. Fixed Central Bank Rate as a fallback Fixed Central Bank Rate will apply as a fallback. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Days: Any day other than: (a) a Saturday or a Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. Break Costs: The amount (if any) by which: (a) the interest (excluding Margin) which a USD Revolving Facility Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant USD Revolving Facility Loan or Unpaid Sum to the last day of the current Interest Period in respect of that USD Revolving Facility Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that USD Revolving Facility Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. Business Day Conventions (definition of "Month") and Clause 8.2 (Non-Business Days): (a) If any period is expressed to accrue by reference to a Month or any number of EMEA 161875034 25 Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Central Bank Rate: (a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or (b) if that target is not a single figure, the arithmetic mean of: (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the EMEA 161875034 26 Federal Reserve Bank of New York; and (ii) the lower bound of that target range. Central Bank Rate Adjustment: means, in relation to the Central Bank Rate prevailing at close of business on any Additional Business Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding Additional Business Days for which the Primary Term Rate is available. Central Bank Rate Spreads: means in relation to any Additional Business Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of: (a) the Primary Term Rate for that Additional Business Day; and (b) the Central Bank Rate prevailing at close of business on that Additional Business Day. Fallback Interest Period: Three (3) Months. Market Disruption Rate: The Term Reference Rate. Overnight Rate: The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (after any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). Overnight Reference Day: The day which is two Additional Business Days before the Quotation Day. Primary Term Rate: The Term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (after any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate). Quotation Day: (a) In relation to any period for which an interest rate is to be determined, subject to paragraph (b) below, two Additional Business Days before the first day of the EMEA 161875034 27 relevant Interest Period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)). (b) If the Term Reference Rate is, or is based on, the Central Bank Rate, two Additional Business Days before the first day of the relevant Interest Period. Quotation Time: The Quotation Day. Relevant Market: The market for overnight cash borrowing collateralised by US Government securities. Reporting Day: (a) Subject to paragraph (b) below, the Quotation Day. (b) If the Term Reference Rate is, or is based on, the Central Bank Rate, the date falling one Business Day after the Quotation Day. Reporting Times Deadline for USD Revolving Facility Lenders to report market disruption in accordance with Clause 9.2 (Market Disruption): Close of business in Johannesburg on the Reporting Day for the relevant USD Revolving Facility Loan. Deadline for USD Revolving Facility Lenders to report their cost of funds in accordance with Clause 9.3 (Cost of Funds): Close of business on the date falling three (3) Business Days after the first day of the Interest Period for the relevant USD Revolving Facility Loan (or, if earlier, on the date falling five (5) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that USD Revolving Facility Loan).

Schedule 5

Form of Extension Documents

Part 1
Form of Extension Request

To: [●] as Agent

From: [*Parent*]

Dated: [●]

Dear Sirs,

Harmony Gold Mining Company Limited – USD 500,000,000 Revolving Facility Agreement dated [●] 2026 (the "Agreement")

1. We refer to Clause 5.2 (*Extension Option*) of the Agreement. This is an Extension Request. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2. Pursuant to Clause 5.2 (*Extension Option*) of the Agreement, we request that the [Initial Repayment Date]/[First Extended Repayment Date] be extended for a further period of 1 (one) year.

3. We confirm that no Default is continuing and the Repeating Representations are true in all material respects.

4. This Extension Request is irrevocable.

5. This notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

Yours faithfully

[●]	[●]
[Parent]	[Parent]
By:______________________	By:______________________
Name:	Name:
Title:	Title:

EMEA 161875034 28

Part 2
Form of Extension Acceptance Notice

To: [●] as Agent

And to: [*Parent*]

Dated: [●]

Dear Sirs,

Harmony Gold Mining Company Limited – USD 500,000,000 Revolving Facility Agreement dated [●] 2026 (the "Agreement")

1. We refer to Clause 5.2(c) (*Extension Option*) of the Agreement. This is an Extension Acceptance Notice. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2. We hereby [accept]/[reject] the extension offered to the Extending Lenders pursuant to Clause 5.2 (*Extension Option*) of the Agreement in relation to our [USD Revolving Facility Commitment]/[Initial Pro Rata Participation]/[Additional Pro Rata Participation].

3. [We hereby confirm that in addition to our USD Revolving Facility Commitment and Initial Pro Rata Participation, we would be willing to assume up to USD [●] Non-Extending Lender's Available Commitments and the outstanding principal amount of such Non-Extending Lender's participation in the outstanding USD Revolving Facility Loans.]

4. This notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

Yours faithfully,

[●]
Original USD Revolving Facility Lender

By:_______________________________
Name:
Title:

[●]
Original USD Revolving Facility Lender

By:_______________________________
Name:
Title:

EMEA 161875034

29

Signatures

The Parent

For and on behalf of
Harmony Gold Mining Company Limited
Signed by:Boipelo Pride Lekubo
Signed at:2026-06-18 18:53:17 +02:00
Reason:Witnessing Boipelo Pride Lekubo

By: _______________________________
Name: Boipelo Pride Lekubo
Title: Financial Director

By: _______________________________
Name: Beyers Bosman Nel
Title: Chief Executive Officer

[*Project Doppio – USD Revolving Facility Agreement – Signature Page*]

The Original USD Revolving Facility Lenders

For and on behalf of
Citibank, N.A., South Africa Branch

By: ____________________
Name: Faisal Masood
Title: Corporate Bank Head, sub-Saharan Africa

Address: 145 West Street, Sandown, Sandton, 2196
Email: notices.mealoans@citi.com; mealoans@citi.com; aftropsfi@citi.com
Attention: SA Loan Operations

[*Project Doppio – USD Revolving Facility Agreement – Signature Page*]

[Project Doppio – USD Revolving Facility Agreement – Signature Page] For and on behalf of Nedbank Limited, London Branch By: ___________________________________ Name: Title: By: ___________________________________ Name: Title: Christopher Coombs Authorised Signatory Joshua Klipin Authorised signatory [Project Doppio USD Revolving Facility Agreement Signature Page] For and on behalf of Bank of China Limited, Johannesburg Branch By: ___________________________________ Name: Title: By: ___________________________________ Name: Title: Arne Dittrich CRO Qiqi Du Senior Executive Vice President       [Project Doppio – USD Revolving Facility Agreement – Signature Page]      For and on behalf of  Absa Bank Limited (acting through its  Corporate and Investment Banking Division)  By: ___________________________________   Name:   Title:                                                                             Mpho Mofokeng (05/06/2026 13:15:47 GMT+2) Mpho Mofokeng Mpho Mofokeng Shirley Webber By: __Shirley Webber (05/06/2026 13:22:59 GMT+2)_________________________________   Name:   Shirley Webber Title:  Authorised Signatory Authorised Signatory

For and on behalf of
FirstRand Bank Limited (acting through its Rand Merchant Bank Division)

Signed by:Werner Joubert
Signed at:2026-06-05 09:52:44 +02:00
Reason:I approve this document

By: ______________________________

Name: Werner Joubert

Title: Authorised Signatory

Signed by:Derick Deale
Signed at:2026-06-05 09:54:26 +02:00
Reason:I approve this document

By: ______________________________

Name: Derick Deale

Title: Authorised Signatory

[*Project Doppio – USD Revolving Facility Agreement – Signature Page*]

For and on behalf of
JPMorgan Chase Bank, N.A., London Branch

By: [signature]
Name: NAVEENA VANKAYALA
Title: VICE - PRESIDENT

[*Project Doppio – USD Revolving Facility Agreement – Signature Page*]

For and on behalf of
Bank of Montreal, London Branch

By: ______________________________
Name: Ross Gleghorn
Title: CFO

By: ______________________________
Name: Richard Pittam
Title: Managing Director

[*Project Doppio – USD Revolving Facility Agreement – Signature Page*]

For and on behalf of
Goldman Sachs Bank USA

By: ______________________
Name: Inci Aydogdu
Title: Authorized Signatory

[*Project Doppio – USD Revolving Facility Agreement – Signature Page*]

[Project Doppio USD Revolving Facility Agreement Signature Page] For and on behalf of Standard Chartered Bank (Singapore) Limited By: ___________________________________ Name: Title: Patrick Lee CEO, Singapore and CEO, ASEAN and South Asia

[Project Doppio – USD Revolving Facility Agreement – Signature Page] Signed, Sealed and Delivered for Royal Bank of Canada by its attorney under power of attorney dated 10 February 2025 in the presence of: _______________________________ Witness Signature _______________________________ Attorney Signature _______________________________ Print Name _______________________________ Print Name Flynn Isaacs Kevin Schinbein [Project Doppio – USD Revolving Facility Agreement – Signature Page] For and on behalf of ING Bank N.V. By: ___________________________________ Name: Cilia Ruinen Title: Managing Director By: ___________________________________ Name: Arjan uit de Weerd Title: Director [Project Doppio – USD Revolving Facility Agreement – Signature Page] For and on behalf of Mizuho Bank Europe N.V. By: ___________________________________ Name: Title:

[Project Doppio – USD Revolving Facility Agreement – Signature Page] The Agent For and on behalf of Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division By: ___________________________________ Name: Sonja Hensen Title: Authorised Signatory By: ___________________________________ Name: Jeanita Gouveia Title: Authorised Signatory [Project Doppio – USD Revolving Facility Agreement – Signature Page] The Sustainability Agent For and on behalf of Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division By: ___________________________________ Name: Sonja Hensen Title: Authorised Signatory By: ___________________________________ Name: Jeanita Gouveia Title: Authorised Signatory